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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): November 3, 1998


                    Health-Chem Corporation
     (Exact name of registrant as specified in its charter)


                         Delaware
         (State or other jurisdiction of incorporation)


       1-6787                               13-2682801
(Commission File Number)         (IRS Employer Identification No.)


1212 Avenue of the Americas, New York, NY          10036
(Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code:  (212) 398-0700










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Item 4.   Changes in Registrant's Certifying Accountant


(a) On November 3, 1998, the Registrant was informed by its independent auditors, PricewaterhouseCoopers LLP ("PwC"), of PwC's resignation, effective as of that date. Prior to receipt of PwC's resignation, the Registrant had begun the process of considering firms for engagement as independent auditors upon expiration of PwC's engagement prior to the end of the 1998 fiscal year. On November 9, 1998, the board of directors of Registrant's Transderm Laboratories Corporation subsidiary ("Transderm") approved the recommendation of Transderm's audit committee to appoint the accounting firm of Richard A. Eisner & Company, LLP, as independent accountants for Transderm for the year ending December 31, 1998. It is anticipated that a proposed change in independent auditors to Richard A. Eisner & Company, LLP will be submitted to Registrant's Board of Directors for approval prior to November 13, 1998.

(b) During the two most recent fiscal years and the subsequent interim period preceding the resignation of PwC, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference in connection with their report to the subject matter of the disagreement or any reportable events.

(c) PwC's report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

(d) The Registrant had advised PwC that it was probable that the Registrant would not be in compliance with certain covenants of a bank loan agreement for the quarter ended September 30, 1998. Due to its resignation, PwC did not devote substantive attention to the Registrant's resolution of this matter.

(e) The Registrant has requested that PwC furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of PwC's letter to the SEC, dated November 10, 1998, is filed as Exhibit 16.1 to the Form 8-K.







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Item 7.  Financial Statements and Exhibits


(a)  Financial Statements

     None

(b)  Pro Forma Financial Information

     None

(c)  Exhibits

     16.1  Letter re Change in Certifying Accountant







                            SIGNATURE



     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    HEALTH-CHEM CORPORATION



Date:  November 10, 1998        By: /s/ Robert D. Speiser
                                    Robert D. Speiser
                                    Executive Vice President